EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

Per item 601(b)(21)(ii) of Regulation S-K, names of particular subsidiaries may be omitted if the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of October 31, 2014. Significant subsidiaries are defined in Rule 1-02(w) of Regulation S-K.

Name of Subsidiary	Incorporated or Organized Under Laws of
United States:
American Flange & Manufacturing Co, Inc.	Delaware
Greif Packaging LLC	Delaware
Greif Receivables Funding LLC	Delaware
Soterra LLC	Delaware
Greif USA LLC	Delaware
STA Timber LLC	Delaware
Earth Minded LLC	Delaware
Container Life Cycle Management LLC	Delaware
Olympic Oil, Ltd.	Illinois
Greif - St. Louis Corporation	Illinois
Greif Flexibles USA Inc.	Illinois
Delta Petroleum Company, Inc.	Louisiana
Greif U.S. Holdings, Inc.	Nevada
Box Board Products, Inc.	North Carolina

International:
Greif Algeria Spa	Algeria
Greif Argentina S.A.	Argentina
Greif Services Belgium BVBA	Belgium
Greif Packaging Belgium NV	Belgium
Greif Belgium BVBA	Belgium
EarthMinded Benelux NV	Belgium
Greif Flexibles Belgium NV	Belgium
Greif Insurance Company Limited	Bermuda
Greif Embalagens Industrialis Do Brasil Ltda	Brazil
Greif Embalagens Industrialis Do Amazonas Ltda	Brazil
Fustiplast do Brasil Ltda	Brazil
Greif Bros. Canada Inc.	Canada
Vulsay Industries, Ltd.	Canada
Greif Chile S.A.	Chile
Greif Embalajes Industriales S.A.	Chile
Greif (Shanghai) Packaging Co., Ltd.	China
Greif (Ningbo) Packaging Co., Ltd.	China
Greif (Taicang) Packaging Co., Ltd.	China
Greif Huizhou Packaging Co., Ltd.	China
Greif (Shenzen) Packaging Co., Ltd.	China
Greif (Shanghai) Commercial Co., Ltd.	China
Greif China Holding Co. Ltd. (Hong Kong)	China
Greif Flexibles Changzhou Co. Ltd	China
Greif Columbia S.A.	Columbia
Greif Czech Republic a.s.	Czech Republic
Greif Denmark A/S	Denmark
Greif France SAS	France
Greif France Holdings SAS	France
Greif Packaging France Investments SAS	France
Greif Flexibles France SARL	France
EarthMinded France S.A.S.	France
Greif Flexibles Germany GmbH & Co. KG	Germany
Greif Germany GmbH	Germany

Greif Plastics Germany GmbH	Germany
EarthMinded Germany GmbH	Germany
pack2pack Deutschland GmbH	Germany
Tri-Sure Germany Grundstueckverwaltungs GmbH	Germany
Greif Germany Holding GmbH	Germany
Greif Hungary Kft	Hungary
Pachmas Packaging Ltd	Israel
Greif Italia SpA	Italy
Greif Plastics Italy SRL	Italy
Greif Nevada Holdings, Inc. S.C.	Luxembourg
Greif Malaysia Sdn Bhd	Malaysia
Greif Holdings Sdn Bhd	Malaysia
Greif Mexico, S.A. de C.V.	Mexico
Greif Packaging Morocco S.A.	Morocco
Greif Brazil Holding B.V.	Netherlands
Greif International Holding BV	Netherlands
Emballagefabrieken Verma B.V.	Netherlands
Greif Nederland B.V.	Netherlands
Greif Netherland B.V.	Netherlands
Greif Flexibles Asset Holding B.V.	Netherlands
Greif Flexibles Trading Holding B.V.	Netherlands
Greif Finance B.V.	Netherlands
Greif Flexibles Benelux B.V.	Netherlands
Pinwheel TH Netherlands B.V.	Netherlands
EarthMinded Netherlands B.V..	Netherlands
Greif Bond Finance B.V.	Netherlands
Greif International Holding Supra C.V.	Netherlands
Greif International Holding Supra II C.V.	Netherlands
Greif Norway AS	Norway
Greif Poland Sp zoo	Poland
Greif Portugal, S.A.	Portugal
Greif Portugal, Servicos E Investimentos, Lda	Portugal
Greif Flexibles Romania SRL	Romania
Greif Upakovka CJSC	Russia
Greif Perm LLC	Russia
Greif Vologda LLC	Russia
Greif Saudi Arabia Ltd.	Saudi Arabia
Global Textile Company LLC	Saudi Arabia
Greif Eastern Packaging Pte. Ltd.	Singapore
Greif Singapore Pte Ltd	Singapore
Blagden Packaging Singapore Pte Ltd	Singapore
Greif South Africa Pty Ltd	South Africa
Greif Packaging Spain SA	Spain
Greif Investments S.A.	Spain
Greif Packaging Spain Holdings SL	Spain
Greif Sweden AB	Sweden
Greif Sweden Holding AB	Sweden
Greif Packaging Sweden AB	Sweden
Greif Hua I Taiwan Co., Ltd.	Taiwan
Greif Mimaysan Ambalaj Sanayi AS	Turkey
Unsa Ambalaj Sanayi Ve Ticaret Anonim Sirketi	Turkey
Sunjut Suni Jut Sanayi ve Ticaret AS	Turkey
Greif UK Holding Ltd.	United Kingdom
Greif UK Ltd.	United Kingdom
Greif Flexibles UK Ltd.	United Kingdom
Greif Venezuela C.A.	Venezuela